SPECIMEN SPECIMEN

NUMBER

SHARES

NPK INTERNATIONAL INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 651718 50 4

COMMON STOCK

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

NPK INTERNATIONAL INC.

transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

NPK INTERNATIONAL INC. CORPORATE SEAL 1988 DELAWARE

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

SPECIMEN
NOT NEGOTIABLE

SECRETARY

CHIEF EXECUTIVE OFFICER